UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 3, 2013

Date of Report (Date of earliest event reported)

lululemon athletica inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33608	20-3842867
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1818 Cornwall Avenue

Vancouver, British Columbia

Canada, V6J 1C7

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (604) 732-6124

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 3, 2013, we provided an update on our black luon production issues. After an evaluation of our previously disclosed black luon production issues, we concluded that the current specification and testing protocols for our signature fabric luon that were developed in 2006 have not materially changed. However, production of luon is a complex process with a number of different inputs, and fabric is the key factor. While the fabric involved may have met testing standards, it was on the low end of our tolerance scale and we have found that our testing protocols were incomplete for some of the variables in fabric characteristics. When combined with subtle style changes in pattern, the resulting end product had an unacceptable level of sheerness. We intend to take appropriate measures to address what we believe are the contributing causes of the black luon production issues.

A copy of the press release we issued in connection with the update on our black luon production issues is attached to this current report as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release dated April 3, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

lululemon athletica inc.

Dated: April 3, 2013	/s/ John E. Currie
John E. Currie Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated April 3, 2013.